EXHIBIT 99.3

FirstEnergy Corp.	For Release: July 27, 2005
76 South Main Street
Akron, Ohio 44308
www.firstenergycorp.com

News Media Contact:	Investor Contact:
Keith Hancock	Kurt Turosky
(330) 384-5247	(330) 384-5500

FIRSTENERGY RAISES EARNINGS AND CASH FLOW GUIDANCE FOR 2005;
ISSUES GUIDANCE FOR 2006

Based on its solid second quarter 2005 earnings and continued improvement in operational and financial performance, FirstEnergy Corp. (NYSE: FE) announced today that it is raising its annual earnings guidance (non-GAAP) (*) for 2005 by $0.15 cents per share to $2.85 to $3.00 per share. Earnings guidance of $2.70 to $2.85 per share, excluding unusual items, was initially set on November 30, 2004. In addition, the company is increasing its cash flow guidance for 2005 and issuing annual earnings and cash flow guidance for 2006.

"By continuing to focus on our key objectives - maximizing the contribution of our generating plants, reinvesting in our business, enhancing financial strength and flexibility, and delivering consistent financial results - we are in a position to raise 2005 earnings and cash flow guidance and to issue 2006 guidance at this time," said Anthony J. Alexander, president and chief executive officer of FirstEnergy.

The upward revision of 2005 earnings guidance is primarily attributable to favorable regulatory decisions in Ohio and New Jersey; reduced operating expenses; a reduction in depreciation expenses due to the extension of the estimated service lives of the company's fossil generation units; lower pension and other employee benefits costs; and the favorable operating performance of its generation fleet.

As a result of the company’s strong operating performance in the first half of the year and cash generated from an electricity prepayment program called Energy for Education II, the company now estimates 2005 free cash flow (non-GAAP) of $535 million and 2005 cash

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generation (non-GAAP) of $620 million, up from previous estimates of $425 million and $560 million, respectively.

FirstEnergy Corp.
Reconciliation of 2005 Estimated Earnings Per Share (GAAP)
To Revised Earnings Per Share Guidance (Non-GAAP)

Estimated 2005 Basic Earnings Per Share (GAAP)	$2.70-$2.85
Excluding Unusual Items:
New Regulatory Assets -	(0.05)
JCP&L Rate Settlement
Sale of Non-core Assets	(0.07)
Ohio Tax Write-off	0.22
Sammis Plant New Source Review	0.04
Settlement
Davis-Besse NRC Fine	0.01
Estimated 2005 Basic Earnings Per Share (Non-GAAP)	$2.85-$3.00

FirstEnergy Corp.
Reconciliation of 2005 Estimated Cash From Operating Activities (GAAP) to
 Estimated Free Cash Flow (Non-GAAP) and Estimated Cash Generation (Non-GAAP)
($ Millions)

Net Cash from Operating Activities:
GAAP Earnings Guidance	$887-$937
Adjustments:
Depreciation	572
Amortization and deferral of regulatory assets	908
Deferred purchased power costs	(450)
Deferred income taxes and ITC, net	45
Conversion of off-balance sheet receivables financing
to on-balance sheet	(155)
Other, including changes in working capital*	225
Net cash from operating activities (GAAP)	2,057

Other Items:
Capital expenditures	(1,005)
Nuclear fuel fabrication	(80)
Contributions to nuclear decommissioning trusts	(100)
Common stock dividends	(542)
Conversion of off-balance sheet receivables financing
to on-balance sheet	155
Other, net	50
Free Cash Flow (Non-GAAP)	535

Non-core asset sales	85
Cash Generation (Non-GAAP)	$620

*Includes net $220 million from Ohio Schools Council prepayment for electric service

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Also today, the company announced earnings guidance for 2006 of $3.40 to $3.60 per share of common stock, excluding unusual items. The company is currently unaware of any specific unusual charges or credits that will become reconciling items between earnings per share on a GAAP and non-GAAP basis in 2006.

The 2006 guidance reflects anticipated growth in the company’s energy delivery business, increased generation margins, and a net reduction in Ohio transition cost amortization. It also reflects increased costs associated with a planned outage at its Beaver Valley Nuclear Power Station to install a new steam generator and replace the reactor vessel head on Unit 1.

The company expects to generate net cash from operating activities (GAAP) in excess of $2 billion in 2006, with free cash flow (non-GAAP) of approximately $280 million to $380 million after capital expenditures and common stock dividends, and cash generation (non-GAAP) of approximately $300 million to $400 million, as shown below:

FirstEnergy Corp.
Reconciliation of 2006 Estimated Cash From Operating Activities (GAAP) to
 Estimated Free Cash Flow (Non-GAAP) and Estimated Cash Generation (Non-GAAP)
($ Millions)

Net Cash from Operating Activities:
GAAP Earnings Guidance	$1,120-$1,185
Adjustments:
Depreciation	595
Amortization and deferral of regulatory assets	780
Deferred purchased power costs	(380)
Deferred income taxes and ITC, net	(110)
Other, including changes in working capital	32
Net cash from operating activities (GAAP)	2,070

Other Items:
Capital expenditures	(1,000)-(1,100)
Nuclear fuel fabrication	(160)
Common stock dividends	(570)
Other, net	40
Free Cash Flow (Non-GAAP)	$280-$380
Non-core asset sales	20
Cash Generation (Non-GAAP)	$300-$400

The estimate for 2006 includes capital spending of approximately $1.0 billion to $1.1 billion, which is an increase of up to $100 million above our expected capital spending in 2005.

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Details on the company’s 2005 and 2006 earnings guidance will be provided during the company’s earnings conference call, scheduled today at 1:00 p.m., (EDT). Briefings on the company’s strategies, operations and financial outlook also will be provided. Supplemental information is included in the July 27, 2005, letter addressed to the investment community, which is posted on the Investor Information section of FirstEnergy’s Web site, www.firstenergycorp.com/ir.

FirstEnergy is a diversified energy company headquartered in Akron, Ohio. Its subsidiaries and affiliates are involved in the generation, transmission and distribution of electricity, as well as energy management and other energy-related services.

(*) This news release contains non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position, or cash flows that either excludes or includes amounts, or is subject to adjustment that have the effect of excluding or including amounts, that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with accounting principles generally accepted in the United States (GAAP).

Forward-Looking Statements: This news release includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements typically contain, but are not limited to, the terms "anticipate," "potential," "expect," "believe," "estimate" and similar words. Actual results may differ materially due to the speed and nature of increased competition and deregulation in the electric utility industry, economic or weather conditions affecting future sales and margins, changes in markets for energy services, changing energy and commodity market prices, replacement power costs being higher than anticipated or inadequately hedged, the continued ability of our regulated utilities to collect transition and other charges, maintenance costs being higher than anticipated, legislative and regulatory changes (including revised environmental requirements), the uncertainty of the timing and amounts of the capital expenditures (including that such amounts could be higher than anticipated) or levels of emission reductions related to the settlement agreement resolving the New Source Review litigation, adverse regulatory or legal decisions and outcomes (including revocation of necessary licenses or operating permits, fines or other enforcement actions and remedies) of governmental investigations and oversight, including by the Securities and Exchange Commission, the United States Attorney's Office and the Nuclear Regulatory Commission as disclosed in our Securities and Exchange Commission filings, generally, and with respect to the Davis-Besse Nuclear Power Station outage and heightened scrutiny at the Perry Nuclear Power Plant in particular, the availability and cost of capital, the continuing availability and operation of generating units, our inability to accomplish or realize anticipated benefits from strategic goals, our ability to improve electric commodity margins and to experience growth in the distribution business, our ability to access the public securities and other capital markets, the outcome, cost and other effects of present and potential legal and administrative proceedings and claims related to the August 14, 2003 regional power outage, the final outcome in the proceeding related to FirstEnergy's Application for a Rate Stabilization Plan in Ohio, the risks and other factors discussed from time to time in our Securities and Exchange Commission filings, and other similar factors. FirstEnergy expressly disclaims any current intention to update any forward-looking statements contained herein as a result of new information, future events, or otherwise.

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